19

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


FILED  BY  REGISTRANT     [X]
FILED  BY  A  PARTY  OTHER  THAN  THE  REGISTRANT     [  ]
CHECK  THE  APPROPRIATE  BOX:
     [X]     PRELIMINARY  PROXY  STATEMENT
     [  ]     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
14A-B(E)(2))
     [  ]     DEFINITIVE  PROXY  STATEMENT
     [  ]     DEFINITIVE  ADDITIONAL  MATERIALS
     [  ]     SOLICITING  MATERIAL  PURSUANT  TO  240.14A-11(C)  OR  240.14A-12

                                 PIZZA INN, INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):
[X]     NO  FEE  REQUIRED.

[ ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.
     1)  TITLE  OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
     2)  AGGREGATE  NUMBER  OF  SECURITIES  TO  WHICH  TRANSACTION  APPLIES:
     3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FOR THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
     4)  PROPOSED  MAXIMUM  AGGREGATE  VALUE  OF  TRANSACTION:
     5)  TOTAL  FEE  PAID:

[ ]     FEE  PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[ ] CHECKBOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2)AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR
        SCHEDULE  AND  THE  DATE  OF  ITS  FILING.
     1)  AMOUNT PREVIOUSLY PAID:
     2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO:
     3)  FILING  PARTY:
     4)  DATE  FILED:

                                 PIZZA INN, INC.
                             3551  PLANO  PARKWAY
                          THE  COLONY,  TEXAS  75056
                               (469)  384-5000

                 NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

                       TO  BE  HELD  DECEMBER  15,  2004

To  our  Shareholders:

     The Annual Meeting of Shareholders of Pizza Inn, Inc. (the "Company") will be held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, December 15, 2004, at 10:00 a.m., Dallas time, for the following purposes:

     1.  To  elect  four  Class  I  directors;

     2. To consider and vote upon a proposal to approve the adoption of a stock award plan for non-employee directors as a successor plan to the 1993 Outside Directors Stock Award Plan that expired in 2003;

     3. To consider and vote upon a proposal to approve the adoption of a stock award plan for employees as a successor plan to the 1993 Employee Stock Award Plan that expired in 2003;

     4. To consider and vote upon a proposal to amend the Company's Restated Articles of Incorporation to declassify the board of directors; and

     5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

These items are more fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

Only shareholders of record at the close of business on October 18, 2004 are entitled to notice of, and to vote at, this meeting and any postponements or adjournments thereof.

                                       By  Order  of  the  Board  of  Directors,


                                       Rod  J.  McDonald
The  Colony,  Texas                    Corporate  Secretary
November   ,  2004

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. THE ENCLOSED PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.
                             YOUR VOTE IS IMPORTANT.

                                 PIZZA INN, INC.
                              3551  PLANO  PARKWAY
                           THE  COLONY,  TEXAS  75056
                                (469)  384-5000

                            PROXY  STATEMENT  FOR  THE
                         ANNUAL  MEETING  OF  SHAREHOLDERS

                       TO  BE  HELD  DECEMBER  15,  2004

     Pizza Inn, Inc., a Missouri corporation (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, December 15, 2004, at 10:00 a.m., Dallas time, and at any postponements or adjournments thereof. This Proxy Statement and the enclosed form of proxy were first mailed to the Company's shareholders on or about November _, 2004.

     If the proxy is signed and returned before the Annual Meeting, it will be voted in accordance with the directions on the proxy or, if no directions are made, by the proxies named therein in their discretion. A shareholder may revoke a proxy at any time before it is voted by execution of a subsequent proxy, voting the shares in person at the Annual Meeting, or by giving written notice to Pizza Inn, Inc., c/o Securities Transfer Corporation, Transfer Agent, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 at any time prior to the close of the polls at the Annual Meeting stating that the proxy has been revoked. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. The Company must receive the notice or a new proxy card before the vote is taken at the Annual Meeting.

                              OUTSTANDING  CAPITAL  STOCK

     The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting is October 18, 2004. At the close of business on that date, there were outstanding 10,138,674 shares of Common Stock, $.01 par value ("Common Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

                         ACTION  TO  BE  TAKEN  AT  THE  MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted:

1. FOR the election of the four Class I director nominees named herein, to serve for a term of two years each (or one year if the proposal to amend the Company's Restated Articles of Incorporation is adopted) or until their respective successors are elected and qualified;

2. FOR the approval of the adoption of a stock award plan for non-employee directors as a successor plan to the 1993 Outside Directors Stock Award Plan that expired in 2003;

3. FOR the approval of the adoption of an incentive stock award plan for employees as a successor plan to the 1993 Employee Stock Award Plan that expired in 2003;

          4. FOR the amendment of the Company's Restated Articles of Incorporation to declassify the board of directors; and

          5. In the discretion of the proxy holders, as to the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors is not presently aware of any other business to be brought before the Annual Meeting.

                                QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock (a "Shareholder") is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Cumulative voting for the election of directors is not permitted. Thus, a Shareholder is not entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee. Directors will be elected by a plurality of the votes cast. To be elected as a director, a candidate must be one of the four candidates who receive the most votes out of all votes cast at the Annual Meeting.

     A Shareholder who is present, in person or by proxy, and who withholds his vote in the election of directors, will be counted for purposes of determining whether a quorum exists, but the withholding of his vote will not affect the election of directors. A Shareholder who is present, in person or by proxy, and who abstains from voting on other proposals, will be counted for purposes of a quorum, and the abstention will have the same effect as a vote against the proposals. Broker non-votes will be considered shares present and counted for purposes of determining whether a quorum exists; however, the presence of such shares will have no effect on the outcome of the vote. If a quorum is not present, in person or by proxy, the meeting may be postponed or adjourned from time to time until a quorum is obtained.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment. The Board believes that all the nominees will be available to serve as directors. If any nominee is unable to serve, the Board may decide to do one of two things. The Board may recommend a substitute nominee, or the Board may fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.


                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into two Classes. The terms of the four Class I directors expire at the Annual Meeting. The Board has nominated for election at the Annual Meeting all of the incumbent Class I directors. Each nominated director will serve for a term of two years. Each nominee of the Board has expressed his intention to serve the entire term for which election is sought, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOUR NOMINEE DIRECTORS.

On October 20, 2004, the Board of Directors approved a proposal to amend the Company's Restated Articles of Incorporation to delete Section 8.2, the provision that divides the Board into two classes of directors. The amended and substituted Section 8.2 would provide for one class of directors. Under the amendment, if approved by the shareholders, the four director nominees proposed in this proxy, if elected, will hold office until the 2005 annual meeting of shareholders, at which time they, or their successors, would be subject to election as members of a single class of seven directors. Those directors currently referred to as Class II directors, who were elected at the 2003 annual meeting of shareholders to hold office until the 2005 annual meeting of shareholders, will complete their terms at the 2005 annual meeting of shareholders, at which time they, or their successors, would be subject to election as members of a single class of seven directors. Members of the single class, or their successors, would be subject to re-election every year. The proposal to amend the Restated Articles of Incorporation requires the approval of holders of a majority of the shares present in person or represented by proxy and entitled to vote.

If the proposed amendment is not approved by the shareholders, the two classes of directors will continue, and the four Class I nominees, if elected, will serve two year terms.

Following is the biographical information, as of October 1, 2004, of the four nominee directors, the three directors whose terms of office will continue after the Annual Meeting, the class to which each director has been or will be elected, the year in which each director was first elected, and the annual meeting (assuming that it is held in December) at which the term of each director will expire.

     NOMINEES

     Bobby L. Clairday, 61, is an Area Developer of Pizza Inn restaurants and he is President, a Director, and sole shareholder of Clairday Food Services, Inc., a Pizza Inn franchisee operating Pizza Inn restaurants in Arkansas. Mr. Clairday is also sole shareholder of Advance Food Services, Inc., a franchisee operating Pizza Inn restaurants in Arkansas. From 1990 until his election as a Director of the Company in January 1993, Mr. Clairday was an ex-officio member of the Board of Directors, serving as a representative of the Company's franchisees. He has served as the President of the Pizza Inn Franchisee Association and as a member of various committees and associations affiliated with the Pizza Inn restaurant system. Mr. Clairday has been a franchisee of the Company for over twenty years and a Class I Director for over nine years.

     Ronald W. Parker, 54, was appointed President and Chief Executive Officer of the Company in August 2002. Mr. Parker joined the Company in October 1992 and was elected Executive Vice President, Chief Operating Officer, and a Director in January 1993. He was appointed President in July 2000. From October 1989 to September 1992, he was Executive Vice President and General Manager of the Bonanza restaurant division of Metromedia Steakhouses, Inc. and its predecessor Metsa, Inc. From 1983 to 1989, Mr. Parker served in several executive positions for USACafes, the franchisor of the Bonanza restaurant chain. From 1974 to 1983, Mr. Parker served in several executive positions with Chart House, Inc., a restaurant company with more than 600 units of various brands. He previously worked with a national accounting firm from 1972 to 1974. Mr. Parker also currently serves on the Board of Directors of the Cotton Bowl Athletic Association, the Mississippi State University Foundation, and the Mississippi State University Bulldog Club, Inc. Foundation. Mr. Parker was previously on the Board of Directors of the Mississippi State University Alumni Association.

     Butler E. Powell, 65, is Vice President of Business Banking with Hibernia National Bank in Metairie, Louisiana. He has served in various capacities with the bank and its predecessors since 1983. He graduated from Loyola University in New Orleans with BBA and MBA degrees and spent over three years with the national accounting firm Ernst and Ernst before entering the banking industry. Mr. Powell was the former President and a Director of the New Orleans Athletic Club and served on the Foundation Board of East Jefferson Hospital. He was elected a Class I Director of the Company in January 1998.

     Mark E. Schwarz, 44, is the Chairman, Chief Executive Officer, and Portfolio Manager of Newcastle Capital Management, L.P., a private investment management firm he founded in 1992 that is the general partner of Newcastle Partners, L.P. Mr. Schwarz was appointed Chairman of the Board of the Company in February 2004. Mr. Schwarz is also Chairman of the Board and Chief Executive Officer of Hallmark Financial Services, Inc., Chairman of the Board of Bell Industries, Inc., Chairman of the Board of New Century Equity Holdings Corp., director and Chief Executive Officer of Geoworks Corporation, and a director of Nashua Corporation, S L Industries, Inc., Web Financial Corporation, and privately-held Pinnacle Frames and Accents, Inc. From 1995 through 1999, he was also a Vice President of Sandera Capital Management and in 1998 and 1999 he was a director of Aydin Corporation. Mr. Schwarz was appointed a Director in December 2002 to fill a vacant Class I Board seat.


                             CONTINUING  DIRECTORS

     Robert B. Page, 45, is a franchisee of Shoney's, Inc., a family dining restaurant chain. From November 2000 until September 2002, Mr. Page was Chief Operations Officer of Gordon Biersch Brewery Restaurant Inc., a group of casual dining restaurants. From 1993 through 2000 he worked for Romacorp, Inc., which owns Tony Roma's, a chain of casual dining restaurants, where he was Chief Executive Officer and a board member from 1998 through 2000, and President and Chief Operations Officer from 1993 through 1998. Mr. Page was elected a Class II Director of the Company in February 2004.

     Ramon D. Phillips, 71, is the former Chairman of the Board, President, and Chief Executive Officer of Hallmark Financial Services, Inc., a financial services company. He served as Chairman, President, and Chief Executive Officer of Hallmark from 1989 through 2000, and as Chairman through August 2001. Prior to Hallmark, Mr. Phillips had over fifteen years experience in the franchise restaurant industry, serving as Controller for Kentucky Fried Chicken, Inc. (1969-1974) and as Executive Vice President and Chief Financial Officer for Pizza Inn, Inc. (1974-1989). He was elected a Director of the Company in 1990 and served through 2002. He served as an Advisory Director in 2002 and was re-elected as a Class II Director in 2003.

     Steven J. Pully, 44, is the President of Newcastle Capital Management, L.P. Mr. Pully is also Chief Executive Officer and a director of New Century Equity Holdings Corp., an officer and director of Geoworks Corporation, a director of Max Worldwide, Inc., and a director of privately-held Pinnacle Frames and Accents, Inc. Prior to joining Newcastle Capital Management, L.P. in late 2001, from May 2000 to December 2001, he was a managing director in the mergers and acquisitions department of Banc of America Securities, Inc. and from January 1997 to May 2000 he was a senior managing director in the investment banking department of Bear Stearns. Prior to becoming an investment banker, Mr. Pully practiced securities and corporate law at the law firm of Baker & Botts. Mr. Pully is a CPA, a CFA, and a member of the Texas Bar. Mr. Pully was appointed a Director in December 2002 to fill a vacant Class II Board seat.


              INFORMATION  REGARDING  THE  BOARD  AND  ITS  COMMITTEES

     The Board has adopted a set of Corporate Governance Guidelines on governance practices followed by the Company in order to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's shareholders. The Governance Guidelines set forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committee composition and compensation. The Governance Guidelines are intended to be compliant with changes to The Nasdaq Stock Market ("Nasdaq") listing standards and Securities and Exchange Commission (the "SEC") rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Board has six committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Governance Committee, and a Strategic Planning Committee. The
Governance Guidelines, as well as the charters for certain Board committees, including the Nominating and Governance Committee, may be viewed at http://www.pizzainn.com.
            -----------

     The Board met nine times during the last fiscal year. All directors attended 75% of more of the Board meetings and meetings of the committees on which they served. Below is a table that provides membership and meeting information for each of the Board committees:

                                                         Nominating    Strategic
Name           Executive Audit Compensation Finance    & Governance     Planning
--------------------------------------------------------------------------------
Mr.  Schwarz       X*
Mr.  Clairday
Mr.  Page                  X        X          X*               X            X**
Mr.  Parker        X
Mr.  Phillips      X       X*       X          X                X            X**
Mr.  Powell                X
Mr.  Pully                          X*         X                X*

Number of Meetings
 in Fiscal 2004    10      9        5          3                1            14^
--------------------------------------------------------------------------------
*   Committee  Chairman
**  Committee  Co-Chairman
^   Includes  five  meetings  with  the  Company's  management  team.

     Independent directors meet twice annually apart from other Board members and management representatives. Each of the Company's directors, other than Mr. Clairday and Mr. Parker, qualify as "independent" in accordance with published Nasdaq listing requirements.

     Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable laws and regulations regarding "independence" when applicable and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.

     Executive Committee. This Committee will consider issues as directed by the
     -------------------
Chairman of the Board. It also may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as otherwise limited by Missouri law.

     Audit  Committee.  The  Company  has a separately designated standing audit
     ----------------
committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The responsibilities of this Committee include reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; the Company's auditing, accounting, and financial reporting processes generally; and such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee seeks to maintain an effective working relationship with the Board, the independent accountant, and management of the Company. The specific duties and functions of the Audit Committee are set forth in the Audit Committee Charter. The Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines, and evolving practices.

     Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditor, BDO Seidman LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     Compensation  Committee. The primary responsibilities of this Committee are
     -----------------------
to (a) review and recommend to the Board the compensation of the Chief Executive Officer and other officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board on the adoption of policies that govern the Company's compensation programs, (d) oversee the Company's administration of its equity-based compensation and other benefit plans, and (e) approve grants of stock options to officers and employees of the Company under its stock plans. The Compensation Committee's role includes producing the report on executive compensation required by SEC rules and regulations. The specific duties and functions of the Compensation Committee are set forth in its charter. This charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines, and evolving practices.

     Finance  Committee.  The  primary responsibilities of this Committee are to
     ------------------
(a) monitor present and future capital requirements and opportunities pertaining to the Company's business, and (b) review and provide guidance to the Board and management about all proposals concerning major financial policies of the Company. The Finance Committee's role includes designating officers and employees who can execute documents and act on behalf of the Company in the ordinary course of business under previously approved banking, borrowing, and other financing arrangements.

     Nominating  and  Governance Committee. The primary responsibilities of this
     -------------------------------------
Committee are to (a) determine the slate of director nominees for election to the Board, (b) identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and (c) review, evaluate, and recommend changes to the Company's Corporate Governance Guidelines. The Committee's role includes periodic review of the compensation paid to non-employee directors for annual retainers and meeting fees and making recommendations to the Board for any adjustments. The specific responsibilities and functions of the Committee are set forth in its Charter.

     From time to time the Committee reviews the Board to assess the skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes issues of diversity in numerous factors, understanding of and achievements in the restaurant industry, board service, business, finance, marketing, and community involvement. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point. As a result, the priorities and emphasis of the Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Committee has not established specific minimum criteria or qualifications that a nominee must possess.

     Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by employees. In 2004 the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Committee will consider director candidates recommended by shareholders. The Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve if elected, and evidence of the nominating person's ownership of Company stock should be sent to the Corporate Secretary of the Company using one of the methods set forth in "Communications from Shareholders to the Board," below.

     Strategic  Planning  Committee. This Committee was constituted on April 21,
     ------------------------------
2004 specifically to work with the Company's senior management to create and implement a strategic plan for the Company. The Committee and Company management assemble and analyze data pertaining to the Company's business plan, competitive environment and objectives, and other factors relevant to the Company's concepts, products, and services, ultimately preparing and recommending plans, timetables, strategies, options, and procedures for the Company's long-term growth and success. Upon completion and presentation of a final strategic plan to be implemented and monitored by management, the Committee will transition into an oversight role, and ultimately may be dissolved, subject to reformation from time to time as the Board may deem necessary.

     Communications  from  Shareholders  to  the  Board

     The Board recommends that shareholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Shareholders can send communications by e-mail to corporate_secretary@pizzainn.com, by fax to
                                     --------------------------------
(469) 384-5061, or by mail to Corporate Secretary, Pizza Inn, Inc., 3551 Plano Parkway, The Colony, TX 75056. This centralized process assists the Board in reviewing and responding appropriately to shareholder communications. The names of specific intended Board members should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.

     Director  Compensation

     As an employee of the Company, Mr. Parker receives no compensation for serving as a director, except that he, like all directors, is eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings. During fiscal year 2004, each director received as compensation for serving on the Board and committees of the Board:

-     An  annual  retainer  of  $17,000;

     An  annual  retainer  of  $6,000  for  the  Chairman  of  the  Board;  and

     A per meeting fee of $1,000 for Board meetings and $250 fee for committee meetings.

Members of the Strategic Planning Committee receive a per diem fee of $500 for each day they are directly engaged in the discharge of Committee responsibilities.

     In addition to annual and meeting fees each non-employee director was eligible to receive stock option awards under the 1993 Outside Directors Stock Award Plan (the "1993 Plan") until the 1993 Plan's expiration on October 13,
2003. Under the 1993 Plan, eligible directors would receive, as of the first day of the Company's fiscal year, options for Common Stock equal to twice the number of shares of Common Stock purchased during the preceding fiscal year or purchased by exercise of previously granted options during the first ten days of the current fiscal year. On the first day of the first fiscal year immediately following the day on which a non-employee director first became eligible to participate in the 1993 Plan, that director would receive options to acquire two shares of Common Stock for each share of Common Stock owned by such director on the first day of the fiscal year. The exercise price of the options is not less than the closing price for the Common Stock on Nasdaq on the date of the option grant. Each eligible director was entitled to options for no more than 20,000 shares per fiscal year. Stock options granted under the 1993 Plan have an exercise price equal to the market price of the Common Stock on the date of grant and are first exercisable one year after grant.

     Since the beginning of fiscal year 2004, stock options for 5,000 shares were granted to Mr. Schwarz pursuant to the 1993 Plan at an exercise price of $2.15 per share.

Expiration of the 1993 Plan does not affect vesting, exercise, or expiration of options previously granted pursuant to such Plan; however, no further options may be granted.

     The Board expects to grant stock option awards to non-employee directors beginning in calendar year 2005, with awards retroactive to the 1993 Plan's October 13, 2003 expiration date, if the shareholders approve Proposal Two, "Adoption of a Non-Employee Directors Stock Option Award Plan."


    -----------------------------------------------------------------


                               EXECUTIVE OFFICERS

     The following table sets forth certain information, as of October 1, 2004, regarding the Company's executive officers:
                                                                       Executive
                                                                         Officer
Name                  Age     Position                                     Since
----                  ---     --------                                     -----
Ronald W. Parker      54      President  and  Chief  Executive  Officer     1992
Ward T. Olgreen       45      Senior Vice President of Franchise Operations
                              and Concept Development                       1995
Shawn M. Preator      35      Chief  Financial  Officer  and  Vice
                              President  of  Distribution                   1999
Rod J. McDonald       43      Secretary and General Counsel                 2004

Danny K. Meisenheimer 44      Vice  President  of  Marketing                2003


                      BIOGRAPHIES OF NON-DIRECTOR OFFICERS

Ward T. Olgreen was appointed Senior Vice President of Franchise Operations and Concept Development in December 2002. He was appointed Vice President of
Concept Development in February 1999 and Senior Vice President of Concept Development in July 2000. He joined the Company in September 1991 and served in a variety of operational positions until his appointment in January 1995 as Vice President of International Operations and Brand R&D. Mr. Olgreen was a Branch Manager for GCS Service, Inc., a restaurant equipment service provider, from June 1986 through July 1991.

     Shawn M. Preator was appointed Chief Financial Officer and Vice President of Distribution in October 2002. He was elected Vice President in June 2000.
He was elected Controller, Treasurer, and Assistant Secretary in April 1999. Prior to that election, Mr. Preator had been Assistant Controller for the Company since July 1998. Prior to joining the Company, Mr. Preator was a Senior Financial Analyst at LSG/Sky Chefs, Inc., an international airline caterer, from September 1996 to July 1998. Prior to September 1996, Mr. Preator worked for the accounting firm Ernst & Young LLP in its audit department.

Rod J. McDonald was appointed Corporate Secretary and General Counsel in August 2004. Mr. McDonald joined the Company in September 1997 and had served as Assistant General Counsel of the Company since that time. Prior to joining the Company, he was Vice President and Assistant General Counsel for TCBY Enterprises, Inc.

Danny K. Meisenheimer was appointed Vice President of Marketing in January 2003 after joining the Company in December 2002. Prior to joining the Company, Mr. Meisenheimer served as Vice President of Marketing for Furr's Restaurant Group, Inc. since 1995. Mr. Meisenheimer joined the Marketing Department of Furr's in 1991.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of October 1, 2004, with respect to the beneficial ownership of Common Stock by: (a) each person known to the Company to be a beneficial owner of more than five percent of the outstanding Common Stock; (b) each director, nominee director, and executive officer named in the section entitled "Summary Compensation Table;" and (c) all directors and executive officers as a group (11 persons). Except as otherwise indicated, each of the persons named in the table below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.

    Name                             Shares                              Percent
 and Address of                   Beneficially                          of Class
                                                                         -------
Beneficial Owner                     Owned
----------------                      -----

Newcastle Partners,  L.P.
Newcastle Capital Management, L.P.
Newcastle Capital Group, L.L.C.
300  Crescent  Court,  Ste.  1110
Dallas,  TX  75201  (a)            3,627,130                              35.79%

Ronald  W.  Parker  (b)
3551  Plano  Parkway
The  Colony,  TX  75056              851,821                               8.40%

Mark  E.  Schwarz  (a)(b)          3,647,130                               35.9%
Robert  B.  Page                          -0-                                -0-
Butler  E.  Powell  (b)               32,500                       Less than  1%
Bobby  L.  Clairday (c)               48,900                       Less than  1%
Ramon  D.  Phillips (d)               11,590                       Less than  1%
Steven  J.  Pully   (a)                8,929                       Less than  1%
Ward  T.  Olgreen   (b)              169,659                               1.67%
Shawn  M.  Preator  (b)               56,165                       Less than  1%
Danny K. Meisenheimer                  1,092                       Less than  1%

 All  Directors  and                3,994,965                             39.42%
   Executive  Officers  as  a  Group

(a) Newcastle Capital Management, L.P. is the general partner of Newcastle Partners, L.P., Newcastle Capital Group, L.L.C. is the general partner of Newcastle Capital Management, L.P., and Mr. Schwarz is the managing partner of Newcastle Partners, L.P. Accordingly, each of Newcastle Capital Management, L.P., Newcastle Group, L.L.C., and Mark E. Schwarz may be deemed to beneficially own the shares of Common Stock beneficially owned by Newcastle Partners, L.P. In addition, Newcastle Partners, L.P., Newcastle Capital Management, L.P., Newcastle Group, L.L.C., and Messrs. Schwarz and Pully are members of a Section 13D reporting group and may be deemed to beneficially own shares of Common Stock owned by the other members of the group. Newcastle Partners, L.P., and Messrs. Schwarz and Pully also directly own shares of Common Stock.

(b) Includes vested options and options vesting within 60 days of October 1, 2004 under the Company's stock option plans, as follows: 62,500 shares for Mr. Parker; 5,000 shares for Mr. Schwarz; 20,000 shares for Mr. Powell; 66,500 shares for Mr. Olgreen; and 44,500 shares for Mr. Preator.

(c) Mr. Clairday shares voting and investment power for 18,200 shares with his wife.

(d) Mr. Phillips shares voting and investment power for 5,333 shares with the other shareholders of Wholesale Software International, Inc.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Committee is composed of three independent directors and acts under a written charter adopted and approved by the Board of Directors on April 15, 2003. The Committee reviews its Charter on an annual basis. Each of the members of the Committee is independent as defined by the National Association of Securities Dealers' listing standards and as required by the Sarbanes-Oxley Act. After a full review and analysis, the Board of Directors positively reaffirmed that each member of the Committee is independent within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards and the rules and regulations of the SEC, as such requirements are defined as of the mailing date of this proxy statement. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and makes an annual determination of the independence of Committee members. The
Board of Directors has also determined that at least one member of the Committee, Mr. Phillips, is an "audit committee financial expert," as defined by SEC rules and regulations. This designation results from a disclosure requirement of the SEC related to Mr. Phillips' experience and understanding with respect to certain accounting and auditing matters. The SEC believes this designation does not impose upon Mr. Phillips any duty, obligation, or liability that is greater than is generally imposed on him as a member of the Audit
Committee and the Board, and that his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duty, obligation, or liability of any other member of the Audit Committee or the Board. For an overview of Mr. Phillips' relevant experience, see the section entitled "Continuing Directors" above.

     The Committee reviewed and discussed the Company's audited financial statements with management. The Committee also discussed with BDO Seidman LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." In addition, BDO Seidman LLP also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with BDO Seidman LLP that firm's independence.

     The Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. Based on the discussions with BDO Seidman LLP concerning the audit, the financial statement review, and other such matters deemed relevant and appropriate by the Committee, the Committee recommended to the Board that the June 27, 2004 audited financial statements be included in the Company's 2004 Annual Report on Form 10-K.

     In accordance with the rules of the SEC, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material", or to be "filed" with the SEC or subject to the SEC's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Submitted  by  the  Audit  Committee:  Ramon  D.  Phillips,  Chairman
                                       Robert  B.  Page
                                       Butler  E.  Powell

                        FEES PAID TO INDEPENDENT AUDITORS

     The Audit Committee has selected BDO Seidman LLP certified public accountants as the independent auditors of the Company for fiscal year 2005. A representative of BDO Seidman LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement.

For fiscal 2004, the Audit Committee selected BDO Seidman LLP to replace PricewaterhouseCoopers LLP, which was the Company's independent auditor for the fiscal year ending June 29, 2003. The decision to change accountants was made by vote of the Committee, and the dismissal of PricewaterhouseCoopers LLP became effective on October 8, 2003. During fiscal years 2002 and 2003, there were no disagreements between the Company's senior management and PricewaterhouseCoopers LLP's senior audit personnel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure such that would have caused PricewaterhouseCoopers LLP to have made reference to the subject matter of such disagreements in connection with its audit report. The Company does not anticipate that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, nor does it anticipate that any such representative will be available to make a statement or to answer questions.

The following table shows the fees the Company paid or accrued for the audit and other services provided by PricewaterhouseCoopers LLP in fiscal 2003 and BDO Seidman LLP in fiscal 2004.

                         PRICEWATERHOUSECOOPERS                     BDO  SEIDMAN
                            2003           2004                            2004
--------------------------------------------------------------------------------
Audit  Fees          $    129,540            --                       $   74,718
Audit-Related Fees   $     13,656            --                       $    5,500
Tax  Fees            $     13,345        $  9,300                     $      950
All  Other  Fees     $     35,579        $ 12,500                     $    4,759
                     -----------------------------------------------------------
Total                $    192,120        $ 21,800                     $   85,927

AUDIT  FEES   This  category  represents  aggregate  fees  billed  by
PricewaterhouseCoopers LLP and BDO Seidman LLP for professional services rendered for the audit of the Company's annual financial statements for the years ended June 29, 2003 and June 27, 2004, respectively, and the reviews of the financial statements included in the Company's Forms 10-Q for those years.

AUDIT-RELATED FEES These fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company's benefits plans, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions.


TAX FEES Fees billed by PricewaterhouseCoopers LLP for fiscal years 2003 and 2004 for tax return preparation and foreign tax analysis, and for a change in tax accounting method, and fees billed by BDO Seidman LLP for tax services during fiscal 2004.


ALL OTHER FEES Fees paid to PricewaterhouseCoopers LLP and BDO Seidman LLP in 2003 and 2004 generally include services regarding the change of control issue, consultation on a potential business opportunity, and for PricewaterhouseCoopers, LLP, review of the Company's franchise offering circular. Fees paid to PricewaterhouseCoopers LLP in fiscal 2004 were for services related to the transfer of audit-related materials from PricewaterhouseCoopers LLP to BDO Seidman LLP.

In considering and authorizing these payments to the independent auditors for services unrelated to performance of the audit of the Company's financial statements, the Committee has determined that the cost segregation analysis services, tax return preparation, foreign tax analysis and calculation, review of the Company's franchise offering circular, and transfer of materials related to the audit engagement undertaken by the independent auditors are not inconsistent with the independent auditor's performance of the audit and financial statement review functions and are compatible with maintaining the independent auditor's independence.

Policy of the Audit Committee for Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of, the independent auditor. In accordance with Audit Committee policy and the requirements of law, all services to be provided by BDO Seidman LLP are pre-approved by the Audit Committee. Pre-approval applies to audit services, audit-related services, tax services, and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular defined task or scope of work and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.


                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal years ended June 27, 2004, June 29, 2003, and June 30, 2002 (designated as years 2004, 2003, and 2002, respectively).




                             Annual Compensation
                            ------------------------
                                                                                                     Long-Term
                                                                                                  Compensation
                                                                                                        Awards
                                                                                            ------------------

                                                                                                    Securities Under-
Name                                                                                Other Annual      lying Options
(and Principal Position)                Year           Salary ($)     Bonus ($)   Compensation ($) (a)   (# of shares)
-------------------------------  ------------------  ---------------  ----------  ---------------------  -------------
Ronald W. Parker. . . . . . . .                2004  $       550,000  $  275,000  $             176,084              0
(President and Chief) . . . . .                2003  $       537,755  $  275,000  $             179,910              0
Executive Officer). . . . . . .                2002  $       507,885  $  277,300  $             287,863              0

B. Keith Clark (Senior. . . . .                2004  $       195,000  $   26,500  $               5,961              0
Vice President, Secretary,. . .                2003  $       186,035  $   53,325  $               2,993              0
and General Counsel). . . . . .                2002  $       161,884  $   42,500  $                   0              0

Ward T. Olgreen . . . . . . . .                2004  $       168,000  $   33,600  $               7,539              0
(Senior Vice President. . . . .                2003  $       160,904  $   34,700  $               3,769              0
of Franchise Operations and . .                2002  $       147,596  $   32,250  $                   0              0
Concept Development)

Shawn M. Preator. . . . . . . .                2004  $       150,000  $   30,000  $               5,961              0
(Chief Financial Officer and. .                2003  $       139,650  $   42,750  $               3,042              0
Vice President of Distribution)                2002  $       107,923  $   21,000  $                   0              0

Danny K. Meisenheimer . . . . .                2004  $       136,102  $   27,000  $                   0              0
Vice President of . . . . . . .            2003 (b)  $        65,244  $   13,000  $                   0              0
Marketing



(a) Includes for Mr. Parker, quarterly payments of $37,500 for life and disability insurance benefits, secondary medical benefits, and supplemental retirement benefits in 2004, and an annual payment of $77,546 for such benefits in 2003 and 2002; supplemental retirement benefits (which includes the payment of related taxes) of $43,860 in 2003 and 2002; and life and disability insurance benefits (which includes the payment of related taxes) of $43,860 in 2003 and 2002.

(b) Includes compensation for Mr. Meisenheimer from his employment date of December 31, 2002.

                  AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR
                          AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table sets forth information regarding stock options exercised during fiscal year 2004 and unexercised stock options held at the end of fiscal year 2004 by the Chief Executive Officer and the other four most highly compensated executive officers of the Company. The closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, was $---2.82 on June 25, 2004, the last trading day of the Company's fiscal year.




                                                                                         Value  of
                                                              Number of                Unexercised
                                                              Unexercised             In-the-Money
                                                              Options at                Options at
                         Shares                             Fiscal Year End            Fiscal Year
                       Acquired on    Value Realized           (Exercisable/      End (Exercisable/
Name                   Exercise (#)        ($)                 Unexercisable) (#)    Unexercisable)
---------------------  ------------  ----------------  ------------------  -------------------

Ronald W. Parker. . .       --             --                 62,500                   (e)  $     0
                                                                   0                   (u)  $     0

B. Keith Clark. . . .   30,000          22,800                61,500                   (e)  $     0
                                                                   0                   (u)  $     0

Ward. T. Olgreen. . .       --            --                  76,500                   (e)  $24,600
                                                                   0                   (u)  $     0

Shawn M. Preator. . .       --            --                  44,500                   (e)  $24,600
                                                                   0                   (u)  $     0

Danny K. Meisenheimer       --            --                       0                   (e)  $     0
                                                                   0                   (u)  $     0




(e)     Denotes  exercisable  options.
(u)     Denotes  unexercisable  options.


                        OPTION GRANTS IN LAST FISCAL YEAR


     The following table sets forth information regarding stock options granted during fiscal year 2004, pursuant to the Company's 1993 Stock Award Plan, to the Chief Executive Officer and the other four most highly compensated executive officers of the Company.





                        Individual Grants
                                                                          Potential Realizable Value at
                                                                          Assumed Annual Rates of Stock
                                                                          Price Appreciation for Option
                                                                                                   Term
-----------------------  ------------------------------
                                                     % of Total Options
                                                          Granted to   Exercise
                                    Options              Employees in    Price    Expiration
Name                                Granted              Fiscal Year   ($/Share)     Date     5%   10%
-----------------------  ------------------------------  ------------  ---------  ----------  --   ----
Ronald W. Parker                       0                       -        $ -            -       $-   $ -

B. Keith Clark                         0                       -        $ -            -       $-   $ -

Ward T. Olgreen                        0                       -        $ -            -       $-   $ -

Shawn M. Preator                       0                       -        $ -            -       $-   $ -

Danny K. Meisenheimer                  0                       -        $ -            -       $-   $ -




           COMPENSATION COMMITTEE REPORT  ON  EXECUTIVE  COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of three independent, non-employee directors. The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and will be responsible for administering the 2004 Non-Employee Director Stock Option Award Plan and the 2004 Employee Incentive Stock Award Plan if approved by the shareholders.

The Compensation Committee and the Board have adopted a charter for the Compensation Committee to conform to the Committee's responsibilities under the revised Nasdaq standards, new rules adopted by the SEC, and the provisions of the Sarbanes-Oxley Act.

     Compensation  Philosophy  and  Practice

In its administration and periodic review of executive compensation, the Compensation Committee believes in aligning the interests of the executive officers with those of the Company's shareholders. To accomplish this, the Committee seeks to structure and maintain a compensation program that is directly and materially linked to operating performance and enhancement of shareholder value.

     Tax  Deductibility  under  Section  162(m)

     As noted, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Chief Executive Officer and the other most highly compensated executive officers of the Company. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for these officers so as to preserve the related federal income tax deductions.

CHIEF  EXECUTIVE  OFFICER

     The compensation of Ronald W. Parker, as Chief Executive Officer of the Company, is based on his employment agreement as more fully described under "Executive Employment Contracts" below.

     Mr. Parker's employment agreement was approved by the then members of the Board of Directors of the Company and the Compensation Committee as constituted on December 16, 2002. The term of the employment agreement continues through December 31, 2007. Under his employment agreement, Mr. Parker's compensation is determined by the Compensation Committee, the Board of Directors of the Company, or the Stock Award Plan Committee (whose function has been assumed by the Compensation Committee), based on the recommendations of the Compensation Committee. The Compensation Committee's recommendations with respect to Mr. Parker's compensation, however, are subject to other provisions in his employment agreement, including the provisions that provide that Mr. Parker's total annual compensation may not be reduced to less than an annual salary of $550,000 and a mandatory minimum annual bonus equal to $275,000. Additionally, Mr. Parker is entitled to receive under his employment agreement certain defined benefits, which, in fiscal 2004, totaled approximately $176,084. The bonus program established in Mr. Parker's employment agreement is based on the Company's performance in the areas of revenue growth, net income, new store openings, store sales, Company stock price, store closings, and Company expenses, subject to payment of the minimum bonus described above.

The current Compensation Committee has reviewed the compensation of Mr. Parker and has evaluated Mr. Parker's compensation by comparing it to the compensation of chief executive officers in the restaurant industry, and by considering the Company's current structure and performance, among other things. As a result of this review, the Compensation Committee believes the total amount of Mr. Parker's compensation to be well in excess of the compensation of chief executive officers at comparable companies and based upon the Company's performance for the last completed fiscal year. The Compensation Committee also believes that the compensation of the Chief Executive Officer, as well as other officers and employees of the Company, should be more directly tied to individual performance and the performance of the Company.


EXECUTIVE  OFFICERS

     Subject to existing employment agreements, salaries of the executive officers, excluding Mr. Parker, are reviewed annually and adjusted based on competitive practices, changes in level of responsibilities and individual performance measured against goals. The Compensation Committee strongly believes that maintaining a competitive salary structure is in the best interest of shareholders. It believes the Company's long-term success in its marketplace is best achieved through recruitment and retention of high caliber executives who are among the most skilled and talented in the industry. The Compensation Committee also believes that compensation levels for the Company's executive officers should be tied to individual and Company performance.

      Subject to existing employment agreements, salary and bonus for Mr. Olgreen, and Mr. Preator, and for Mr. Clark, prior to his resignation from the Company in June 2004, are based upon their employment agreements as more fully described under "Executive Employment Contracts" below. Mr. Meisenheimer's bonus for 2004 was based on individual performance, performance of the department within his area of responsibility, and certain goals related to Company operations for the fiscal year.

STOCK  OPTIONS

     The Company established the 1993 Employee Stock Award Plan ("Employee Option Plan") for the purpose of aligning employee and shareholder interests. Under the Employee Option Plan, stock options were granted from time to time to certain executive officers, as well as other employees, based upon their relative positions and responsibilities, as well as historical and expected contributions to Company growth. During fiscal years 2003 and 2004, the Company did not grant stock options to employees.

     The term of the Employee Option Plan expired on October 13, 2003. Expiration does not affect vesting, exercise, or expiration of options previously granted pursuant to the Plan. Upon expiration of the Employee Option Plan no further option grants can be made.

     The Board expects to grant stock option awards to eligible employees beginning in calendar year 2005 if the shareholders approve Proposal Three
"Adoption  of  an  Employee  Incentive  Stock  Option  Award  Plan."


     -------------------------------------------------------------

Submitted  by  the  Compensation  Committee:  Steven  J.  Pully,  Chairman
                                              Robert  B.  Page
                                              Ramon  D.  Phillips


                         EXECUTIVE EMPLOYMENT CONTRACTS

     Ronald W. Parker, B. Keith Clark, Ward T. Olgreen, and Shawn M. Preator each entered into an Employment Agreement with the Company on December 16, 2002 that contained the following provisions: (i) a term that currently extends through December 31, 2007 for Mr. Parker and December 31, 2005 for Messrs. Clark, Olgreen, and Preator; (ii) the respective executive's compensation will be determined each year by the Compensation Committee; (iii) each executive may be terminated with or without cause, with cause including, but not limited to, breach of monetary obligation to the Company, violation of the employment agreement, fraud against the Company, and failure to substantially perform required duties, each as described in the agreement; (iv) each executive shall receive an annual salary not less than his current salary and a bonus for Mr. Parker of not less than fifty percent of his annual salary based on Company performance related to revenue, net income, new store openings, store sales, Company stock price, store closings, and Company expenses, and a bonus for each of Messrs. Clark, Olgreen, and Preator of not less than twenty percent of their respective annual salary based on individual performance, the performance of departments within their responsibility, and certain goals related to Company operations for the fiscal year; (v) each executive is bound by obligations to the Company related to the protection of the Company's trade secrets and confidential information; and (vi) each executive is bound to arbitrate disputes related to his employment agreement.

     Mr. Parker, Mr. Clark, Mr. Olgreen, or Mr. Preator may terminate his respective agreement at any time within 12 months after a "change of control" of the Company occurs. Change of control is defined as: (a) a transfer of substantially all of the assets of the Company to any person, group, or entity other than a person, group, or entity that is controlled by the executive; (b) the Company is merged with or into another corporation and the shareholders of the Company prior to such merger own less than 50% of the voting stock of the Company or other surviving corporation after the merger; (c) an unapproved change in the majority of the Company's Board of Directors; or (d) a person, entity, or group (other than (i) the Company or (ii) an employee benefit plan sponsored by the Company) acquires 50% or more of the voting stock of the Company. If the Company terminates Mr. Parker's employment without cause, or if Mr. Parker terminates his employment upon a "change of control," he will be entitled to a lump sum payment equal to four times (i) his highest annual salary over the last three years plus (ii) the highest bonus and other cash compensation received by Mr. Parker during the last three years. If the Company terminates Mr. Clark's, Mr. Olgreen's, or Mr. Preator's employment without cause, or if Mr. Clark, Mr. Olgreen, or Mr. Preator terminates his employment upon a "change of control", he will be entitled to a lump sum payment equal to two and one-half times the base amount of his annual compensation, as calculated according to Section 280G of the Internal Revenue Code. In addition, Mr. Parker, Mr. Clark, Mr. Olgreen, and Mr. Preator would be entitled to an additional "tax gross-up payment" as a result of any excise tax that such person is required to pay as a result of such payment being deemed to be an "excess parachute payment" under the Internal Revenue Code. Each agreement includes a noncompetition covenant that would apply for a number of years equal to the number of years by which the respective executive's compensation is multiplied pursuant to any severance payments made to such executive.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 6, 1999, the Company loaned Ronald W. Parker, the Company's President and Chief Operating Officer, approximately $560,000 to acquire 200,000 shares of Common Stock through the exercise of vested stock options previously granted to him by the Company. On July 7, 2000, the Company loaned Mr. Parker approximately $302,000 to acquire an additional 200,000 shares of Common Stock through the exercise of vested stock options previously granted to him by the Company. The interest rate on the loans is the same floating interest rate the Company pays on its credit facility with Wells Fargo. As collateral for the loans, Mr. Parker granted the Company (i) a first lien on 100,000 previously purchased shares of Common Stock and certain real property, and (ii) a second lien on certain additional real property. After the July 7, 2000 loan, the principal amount outstanding was approximately $862,000. The Board of Directors approved each loan, with the specific terms and collateral being approved by the Compensation Committee.

     On October 30, 2000, Mr. Parker paid the Company approximately $165,000 of the principal amount of the loans, and on June 10, 2004 Mr. Parker paid the remaining principal balance and accrued interest in full. The Company has released all liens on the shares of Common Stock and the real property pledged by Mr. Parker as collateral for the loans. The Company currently has no outstanding loans to its officers or directors.

     Bobby L. Clairday is President and sole shareholder of Clairday Food Services, Inc. and is sole shareholder of Advance Food Services, Inc., both of which are franchisees of the Company. Mr. Clairday also holds area development rights in his own name. Mr. Clairday currently operates 11 restaurants in Arkansas, either individually or through the corporations noted above. As franchisees, the two corporations purchase a majority of their food and other supplies from the Company's distribution division. In fiscal year 2004, purchases by these franchisees made up 4.4% of the Company's food and supply sales. Royalty payments by Mr. Clairday and such franchisees were 3.2% of the Company's royalty revenues, and license fees and area development fees from Mr. Clairday and such franchisees made up 6.3% of the Company's franchise revenues.

     As of October 1, 2004 Advance Food Services, Inc. and Clairday Food Services, Inc. collectively owed the Company approximately $946,329, primarily for royalties and purchases of products from the Company's distribution division ("Clairday Debt"). Of the total amount of the Clairday Debt outstanding on that date, approximately $556,434 represents normal and customary 30-day purchase and payment cycles for these franchisees, which often pay 1 to 15 or 16 to 30 days outside of terms. The balance of the Clairday Debt, approximately $335,318, represents amounts incurred by Advance Foods, Inc. during a period in 1996 and 1997 following Mr. Clairday's sale of that company to unrelated third parties and prior to his reacquisition of the company in 1997 ("Advance Foods Debt"). The Company carries the Advance Foods Debt on its books as past due trade receivables, with no interest accrual. From time to time Mr. Clairday makes payments toward reduction of the Advance Foods Debt, and the Company will from time to time set off certain payments due Mr. Clairday or Advance Foods, Inc. against the Advance Foods Debt, reducing the balance owed. The last payment made by Mr. Clairday toward the Advance Foods Debt was $5,232 in June 2000, and the last set-off applied by the Company against the Advance Foods Debt was $1,167 in April 2001. No payment or set off was applied during fiscal 2004. At June 27, 2004, the amount of the Advance Foods Debt was $335,318. As of the November, 2004 mail date of this proxy statement, Mr. Clairday was actively engaged in negotiations with his lenders to finance the Advance Foods Debt and pay the Company in full.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Act") requires the Company's executive officers and directors and the persons who own more than ten percent of the Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. The Company believes that, during the preceding fiscal year and prior fiscal years, all of the Company's executive officers, directors and holders of more than 10% of Common Stock timely filed all reports required by Section 16(a) of the Act, except as previously disclosed and except for the following filings made on behalf of the following directors:
For Mr. Schwarz, a Form 4 Statement of Changes in Beneficial Ownership of Securities reflecting purchase of 7,500 shares of Common Stock on June 30, 2003 was not timely filed. A filing was made on July 14, 2003. For Mr. Phillips, a Form 4 Statement of Changes in Beneficial Ownership of Securities reflecting sale of 5,290 shares of Common Stock on April 2, 2004 was not timely filed. A filing was made on April 13, 2004.


                                  PROPOSAL TWO:

               ADOPTION OF NON-EMPLOYEE DIRECTORS STOCK AWARD PLAN

     There will be presented to the meeting a proposal to adopt the 2004 Non-Employee Directors Stock Award Plan ("2004 Plan"). The 2004 Plan will replace the 1993 Outside Directors Stock Award Plan, which expired by its terms on October 13, 2003. The Board believes that an equity-based incentive plan is an integral component of an attractive compensation program that will attract, retain, and reward qualified non-employee directors, to the benefit of the Company and its shareholders. The Board has approved the 2004 Plan and directed that it be submitted to the shareholders for approval.



     Description  of  the  Proposed  2004  Plan

     Administration. The 2004 Plan is administered by the Compensation Committee, which is comprised of three non-employee directors who are not employed by the Company and who satisfy the "independence" requirements under rules issued by the SEC and Nasdaq.

     Eligibility. All non-employee directors of the Company ("Non-Employee Directors") are eligible to participate in the 2004 Plan. A Non-Employee Director is a member of the Company's Board of Directors who is not, and has not been during the immediately preceding 12-month period, an employee of the Company.

     Shares Subject to the Plan. The total number of shares of Common Stock that may be issued to Non-Employee Directors under the 2004 Plan shall not exceed 200,000. Awards granted under the 2004 Plan that expire or terminate without being exercised may be regranted.

     Awards and Limitations. Under the 2004 Plan, options to acquire two shares of Common Stock shall be granted on the first day of each 2004 Plan year (currently a plan year is the Company's fiscal year) for each share of Common Stock purchased by a Non-Employee Director during each preceding 2004 Plan year, up to a maximum award of 20,000 shares per Non-Employee Director per 2004 Plan year. Initial awards are retroactively applied to cover any stock purchase or option exercise made during the final 2003 Plan year, and the exercise price for all such awards shall be the fair market value of the Common Stock on June 30, 2004, the first day of the first 2004 Plan year.

     Exercise Price. The exercise price for any option granted under the 2004 Plan may not be less than the fair market value of the Common Stock on the date of grant. Fair market value is defined in the 2004 Plan as the closing price for the Common Stock on Nasdaq on the date of the option award. The fair market value of the Common Stock was $3.13 on October 1, 2004.

     Terms of Option Awards. For all awards under the 2004 Plan, the minimum vesting period is six months after grant and the maximum exercise period is five years after vesting. Payment for shares purchased pursuant to exercise of an option award must be made at the time of exercise in cash or other payment method approved by the Committee.

     Term of the 2004 Plan. The 2004 Plan terminates three years from the date of shareholder approval and no awards may be granted thereafter.

     Option Exercise and Transfer. Awards granted pursuant to the 2004 Plan may not be transferred other than as provided in the 2004 Plan and may only be exercised by the participant, or, in the event of his death, by his heirs or estate. Upon the death (or permanent disability) of a participant while serving as a Non-Employee Director, any outstanding unvested award becomes immediately vested and the option award may be exercised by the participant's heirs, estate, or guardian within one year following the participant's death (or commencement of such disability), after which any unexercised option award terminates. If a Non-Employee Director's service as a member of the Board terminates for any reason other than death or disability, any unvested option awards terminate, and the Director will have 12 months within which to exercise vested options. In the event of a "change of control" of the Company, as defined in the 2004 Plan, all outstanding option awards will become immediately vested and exercisable.

     Plan Amendment and Modification. The Committee may amend or terminate the 2004 Plan, including modification or waiver of terms as they apply to individual participants. However, shareholder approval is required for any amendment that would: increase the aggregate number of shares of Common Stock issuable under the 2004 Plan; materially increase the benefits accruing to participants in the 2004 Plan; or modify the eligibility requirements for, or decrease the minimum exercise price of, any options. No amendment or termination of the 2004 Plan may adversely affect the rights of any participant under any then outstanding award without the consent of the participant. The 2004 Plan provides for automatic adjustments to prevent dilution or enlargement of the participant's rights in the event of a stock split, stock dividend, or similar transaction. No adjustments or reduction of the exercise price of any outstanding award may be made in the event of a decline in the price of the Common Stock, either by reducing the exercise price of outstanding awards or by canceling outstanding awards in connection with regranting incentives at a lower price to the same Participant.

     Federal Income Tax Consequences Under the Directors Plan. Option awards under the Plan are treated as nonqualified options.

     Nonqualified Stock Options. Nonqualified stock option awards granted under the Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the participant. A participant generally will not recognize any taxable income at the time the nonqualified option award is granted. However, upon its exercise, the participant will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the Common Stock over the exercise price. The income realized by the participant will not be subject to income and other employee withholding taxes.

     A participant's basis for determination of gain or loss upon the subsequent disposition of Common Stock acquired upon the exercise of a nonqualified option award will be the amount paid for such Common Stock plus any ordinary income recognized as a result of the exercise of such option award. Upon disposition of any Common Stock acquired pursuant to the exercise of a nonqualified option award, the difference between the sale price and the participant's basis in the Common Stock will be treated as a capital gain or loss and generally will be characterized as long-term gain or loss if the Common Stock has been held for more than one year at its disposition.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified option award or a sale of disposition of the Common Stock acquired upon the exercise of a nonqualified option award. However, upon the exercise of a nonqualified option award or a sale or disposition of the Common Stock acquired upon the exercise of a nonqualified option award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

     Recommendation  of  the  Board  of  Directors

     The Board believes that the adoption of the 2004 Plan will enable the Company and its shareholders, through the future grant of stock options based upon a Director's increase in equity position, to continue to secure the benefit of the incentives inherent in director stock ownership.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  SHAREHOLDERS APPROVE THE 2004 PLAN.

                                 PROPOSAL THREE:

                    APPROVAL OF AN EMPLOYEE STOCK AWARD PLAN

     There will be presented to the meeting a proposal to adopt the 2004 Non-Employee Directors Stock Award Plan ("2004 Plan"). The 2004 Plan will replace the 1993 Outside Directors Stock Award Plan, which expired by its terms on October 13, 2003. The Board believes that an equity-based incentive plan is an integral component of an attractive compensation program that will attract, retain, and reward qualified non-employee directors, to the benefit of the Company and its shareholders. The Board has approved the 2004 Plan and directed that it be submitted to the shareholders for approval.


     Description  of  the  Proposed  Employee  Plan

     Administration. The Employee Plan is administered by the Compensation Committee ("Committee"), which is comprised of three non-employee directors who are not employed by the Company, who are not eligible to receive awards under the Employee Plan, and who satisfy the "independence" requirements under rules issued by the SEC and Nasdaq.

     Eligibility. All regular, full-time employees of the Company, its operating divisions, affiliates, subsidiaries, Company-operated restaurants, and other employees designated from time to time by the Committee ("Employees or "Participants") are eligible to participate in the Employee Plan. As of October 1, 2004, there were approximately 150 individuals eligible to participate in the Employee Plan.

     Shares Subject to the Plan. The total number of shares of Common Stock that may be issued or transferred to Employees under the Employee Plan shall not exceed 500,000. Awards granted under the Employee Plan that expire or terminate without being exercised may be regranted.

     Awards and Limitations.   No Employee may receive grants under the Employee
Plan in any given year that, singly or in the aggregate, cover more than 50,000 shares of Common Stock.

     Exercise Price. The exercise price for any option granted under the Employee Plan may not be less than the fair market value of the Common Stock on the date of grant. Fair market value is defined in the Employee Plan as the closing price for the Common Stock on Nasdaq on the date of the option award. The fair market value of the Common Stock was $3.13 on October 1, 2004.

     Terms of Option Awards. For all awards under the Employee Plan, the minimum vesting period is twelve (12) months after grant and the maximum exercise period is five years after vesting. Payment for shares purchased pursuant to exercise of an option award must be made at the time of exercise in cash or other payment method approved by the Committee.

     Term of the Employee Plan. The Employee Plan terminates three years from the date of shareholder approval and no awards may be granted thereafter.

     Option Exercise and Transfer. Awards granted pursuant to the Employee Plan may not be transferred other than as provided in the Employee Plan and may only be exercised by the participant, or, in the event of his death, by his heirs or estate. Upon the death (or permanent disability) of an Employee, any outstanding unvested award becomes immediately vested and the option award may be exercised by the Employee's heirs, estate, or guardian within one year following the Employee's death (or commencement of such disability), after which any unexercised option award terminates. If an Employee's employment terminates for any reason other than death or disability, any unvested option awards terminate, and the Employee will have thirty (30) days within which to exercise vested options. In the event of a "change of control" of the Company, as defined in the Employee Plan, all outstanding option awards will become immediately vested and exercisable.

     Plan Amendment and Modification. The Committee may amend or terminate the Employee Plan, including modification or waiver of terms as they apply to individual Participants. However, shareholder approval is required for any amendment that would: increase the aggregate number of shares of Common Stock issuable under the Employee Plan; materially increase the benefits accruing to Participants in the Employee Plan; or modify the eligibility requirements for, or decrease the minimum exercise price of, any options. No amendment or termination of the Employee Plan may adversely affect the rights of any Participant under any then outstanding award without the consent of the Participant. The Employee Plan provides for automatic adjustments to prevent dilution or enlargement of the Participant's rights in the event of a stock split, stock dividend, or similar transaction. No adjustments or reduction of the exercise price of any outstanding award may be made in the event of a decline in the price of the Common Stock, either by reducing the exercise price of outstanding awards or by canceling outstanding awards in connection with regranting incentives at a lower price to the same Participant.

     Federal Income Tax Consequences Under the Employee Plan. Following is an explanation of the U.S. federal income tax consequences for grantees who are subject to tax in the U.S.

     Incentive Stock Options. Option awards under the Plan are treated as incentive options ("ISO"). The grant of an ISO does not result in income for the grantee or a deduction for the Company. The exercise of an ISO would not result in income for the grantee if the grantee (i) does not dispose of the shares within two (2) years after the date of grant or one (1) year after the transfer of shares upon exercise, and (ii) is an employee of the Company from the date of grant and through and until three (3) months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the Employee as long-term capital gain and the Company would not be entitled to an deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

     If the Employee disposes of the shares prior to the expiration of either of the holding periods, the Employee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE EMPLOYEE PLAN.


                                 PROPOSAL FOUR:

                           APPROVAL OF AN AMENDMENT TO
                THE COMPANY'S RESTATED ARTICLES OF INCORPORATION
                      TO DECLASSIFY THE BOARD OF DIRECTORS

     On October 20, 2004, the Board of Directors approved a proposal to amend the Company's Restated Articles of Incorporation to delete Section 8.2, which currently provides that the Board be divided into two classes of Directors, Class I and Class II, with each class elected for a term expiring at the annual meeting of the Company's shareholders held in the second year following their election. The amended and substituted Section 8.2 would provide for one class of Directors beginning with the slate of Directors proposed to the shareholders at the annual meeting of the Company's shareholders in 2005. Members of the single class would be subject to re-election every year. The proposal to amend the Restated Articles of Incorporation requires the approval of holders of a majority of the shares present in person or represented by proxy and entitled to vote. The text of the existing and proposed versions of Section 8.2 is set forth below.

Current  Section  8.2  of  the  Company's  Restated  Articles  of Incorporation.
-------------------------------------------------------------------------------

8.2 The directors shall be divided into two (2) classes with respect to the time for which they severally hold office, designated Class I and Class II. Class I shall be composed of four (4) directors who shall hold office until the 1994 Annual meeting and until their respective successors shall be elected and shall qualify. Class II shall be composed of three (3) directors (the initial members of this class being designated in the Plan), who shall hold office until the annual meeting of the shareholders in 1993 and until their respective successors shall be elected and shall qualify. Upon expiration of the initial terms of the office of directors as classified above, their successors shall be elected for a term expiring at the annual meeting of the Corporation's shareholders held in the second year following the year of their election. Any director elected to fill any vacancy on the Board of Directors shall hold office for the remainder of the full term of the class of directors in which such vacancy occurs.

     Section  8.2  as amended to reflect the changes discussed above in Proposal
     ---------------------------------------------------------------------------
Three.
 ----

     8.2 Beginning with the Company's 2004 annual meeting of shareholders, if the shareholders vote to amend the Restated Articles to so provide, there shall be one (1) class of directors, who shall be elected annually. Those directors currently referred to as Class I Directors, who are nominated for election at the 2004 annual meeting of shareholders, if elected, will hold office until the 2005 annual meeting of shareholders, at which time they, or their successors, must be nominated for election as members of a single class of directors. Those directors currently referred to as Class II Directors, who were elected at the 2003 annual meeting of shareholders to hold office until the 2005 annual meeting of shareholders, will complete their terms at the 2005 annual meeting of shareholders, at which time they, or their successors, must be nominated for election as members of a single class of directors. Any director elected to fill any vacancy on the Board of Directors shall hold office for the remainder of the full term of the director whose position such newly elected director fills.

     If Proposal Three is not approved by the shareholders, directors will continue to be elected by class, with the members of each class holding office for a term to expire at the annual meeting of the Company's shareholders held in the second year following the year of their election.

     Recommendation  of  the  Board  of  Directors

     Management and the Board of Directors believes that one class of directors to be annually re-elected is consistent with good governance practices and provides greater accountability of the Board to the Company's shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THIS AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

                              SHAREHOLDER PROPOSALS
                           FOR THE 2005 ANNUAL MEETING

     If a shareholder wishes to present a proposal at the Annual Meeting of Shareholders tentatively scheduled for December 14, 2005, the shareholder must deliver his or her proposal to the Company at its principal executive offices no later than August 17, 2005 in order to have that proposal included in the proxy materials of the Company for such Annual Meeting of Shareholders.

     If a shareholder wishes to present a proposal at the 2005 Annual Meeting of Shareholders, but does not wish to include the proposal in the proxy materials of the Company for such Annual Meeting of Shareholders, the shareholder must notify the Company in writing of his or her intent to make such presentation no later than October 16, 2005 or the Company shall have the right to exercise its discretionary voting authority when such proposal is presented at the Annual Meeting of Shareholders, without including any discussion of that proposal in the proxy materials for the Annual Meeting.

     To  be  in  proper  form, a shareholder's notice must include the specified information  concerning  the  proposal  or nominee as described in the Company's
Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel with regard to the Company's Bylaws and SEC requirements. The Company will not consider any proposal or nomination that does not meet its Bylaw requirements and the SEC's requirements for submitting a proposal or nomination. Notices of intention to present proposals at the Company's 2005 Annual Meeting of Shareholders should be addressed to the Corporate Secretary, Pizza Inn, Inc., 3551 Plano Parkway, The Colony, TX 75056, or by fax to (469) 384-5061, or by e-mail to corporate_secretary@pizzainn.com.
                                               --------------------------------
The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative annual total shareholder return (change in share price plus reinvestment of any dividends) on the Common Stock versus two indexes for the past five fiscal years. The graph assumes $100 was invested on the last trading day of the fiscal year ending June 28, 1998. Prior to the first quarter of fiscal year 1998 and subsequent to the second quarter of fiscal year 2001, the Company did not pay cash dividends on its Common Stock during the applicable period. The Dow Jones Equity Market Index is a published broad equity market index. The Dow Jones Entertainment and Leisure Restaurant Index is compiled by Dow Jones and Company, Inc., and is comprised of seven public companies, weighted for the market capitalization of each company, engaged in restaurant or related businesses (CKE Restaurants, Inc., Brinker International, Inc., Cracker Barrel Old Country Store, Inc., Darden Restaurants, Inc., McDonald's Corporation, Tricon Global Restaurants, Inc., and Wendy's International, Inc.).





PIZZA INN INC NEW
                           Cumulative Total Return
                                         6/27/1999  6/25/2000  6/24/2001  6/30/2002  6/29/2003  6/27/2004



PIZZA INN, INC. . . . . .                   100.00     107.90      69.33      40.89      68.69      90.09
DOW JONES US TOTAL MARKET                   100.00     113.03      96.50      79.46      80.51      96.13
DOW JONES US RESTAURANTS.                   100.00      79.06      81.09      96.18      86.50     106.18


                                  MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Company. The cost of solicitation has been or will be borne by the Company. Proxies may also be solicited by directors, officers, and employees of the Company in person or by telephone, telefax, or email without compensation for those activities other than reimbursement for out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

     A  COPY  OF  THE  COMPANY'S  ANNUAL REPORT ON FORM 10-K EXCLUDING EXHIBITS,
DATED SEPTEMBER 24, 2004, IS BEING FURNISHED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. COPIES OF SUCH EXHIBITS WILL BE FURNISHED UPON WRITTEN REQUEST AND UPON REIMBURSEMENT OF THE COMPANY'S REASONABLE EXPENSES FOR FURNISHING SUCH EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO PIZZA INN, INC., 3551 PLANO PARKWAY, THE COLONY, TEXAS 75056, ATTENTION: CORPORATE SECRETARY.

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Item 1, Item 2, Item 3, and Item 4.


                                                            Please  mark  Your
                                                            votes  as  indicated
                                                              IN  THIS  EXAMPLE.
                                                                     [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1, ITEM 2, ITEM 3, AND ITEM 4.
Item  1.     ELECTION  OF  CLASS  I  DIRECTORS.     Nominees: Bobby L. Clairday,
                                                             Ronald  W.  Parker,
                                                             Butler  E.  Powell,
                                                               Mark  E.  Schwarz
            WITHHELD
     FOR     FOR  ALL     WITHHELD  FOR: (Write that nominee's name in the space
                                          provided  below).
     [  ]     [   ]       ------------------------------------------------------


Item  2.     ADOPTION  OF  A  NON-EMPLOYEE  DIRECTORS  STOCK  OPTION AWARD PLAN.

     FOR     AGAINST          ABSTAIN
     [  ]     [   ]              [  ]


Item  3.     ADOPTION  OF  AN  EMPLOYEE  INCENTIVE  STOCK  OPTION  AWARD  PLAN.
     FOR     AGAINST          ABSTAIN
     [  ]     [   ]              [  ]

Item  4.     AMENDMENT  OF  THE RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY
                    THE  BOARD  OF  DIRECTORS.
     FOR     AGAINST          ABSTAIN
     [  ]     [   ]              [  ]


If  you  plan  to  attend  the  Annual         WILL
Meeting,  please  mark the  WILL             ATTEND
ATTEND  block.                                 [  ]


                                                               Date     ,  2004

                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Signature  if  held  jointly

                                   NOTE:  Please  sign  as  name appears hereon.
                                   Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title.

                              FOLD AND DETACH HERE
PROXY
     (1)     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 PIZZA INN, INC.
                               3551 PLANO PARKWAY
                             THE COLONY, TEXAS 75056

               ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 15, 2004

     The undersigned, revoking all proxies heretofore given, hereby appoints Rod
J. McDonald and Shawn M. Preator, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Dallas time, on Wednesday, December 15, 2004, at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card and on such other matters as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.